BY-LAWS

                                       OF

                             LRS Group Incorporated

                                    ARTICLE I

                                  Stockholders

                  Section 1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

                  Section 1.2 Special Meetings. As set forth in the Certificate of Incorporation, special meetings of stockholders may be called at any time by the Chairman of the Board, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

                  Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting. In the case of a special meeting, the notice shall also state the purpose or purposes for which the meeting is called and no other business shall be transacted at such special meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. A failure to give or any defect or irregularity in giving the notice for an annual meeting shall not affect or invalidate the proceedings of such annual meeting.

                  Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by




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proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board or in the absence of the Chairman of the Board, by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, or in the absence of the secretary by an Assistant Secretary, or in their absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 1.7 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from this date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the chairman of such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. With respect to other matters, unless otherwise provided by law or by the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the Certificate of Incorporation or these By-laws.

                  Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:
(1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day


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next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto. A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE II

                               Board of Directors

                  Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the director of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board.

                  Section 2.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. A director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of the director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Unless otherwise provided in the Certificate of Incorporation or these By-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

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                  Section 2.3 Regular Meetings. Regular meetings of the Board of
Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

                  Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board and Chief Executive Officer, by the Executive Committee of the Board, or by any three directors or the entire Board of Directors. At least two days prior written notice thereof shall be given by the person or persons calling the meeting.

                  Section 2.5 Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

                  Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

                  Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 2.8 Annual Meeting. The Board of Directors shall meet at such time and place as shall be determined by the Chairman of the Board, on the day of the annual meeting of stockholders, or as soon as practicable thereafter, to elect the officers of the Corporation for the ensuing year. The Board of Directors shall also elect the members of the several committees provided for by these By-laws. Such meeting shall be the Annual Meeting and shall be a regular meeting of the Board of Directors for the transaction of business.

                  Section 2.9 Compensation. Each member of the Board of Directors who is not a salaried officer of the Corporation or of any subsidiary of the Corporation, may be paid such fees, retainers and other compensation, if any, as shall be fixed by the Board of Directors, in addition to transportation and other expenses actually incurred by the directors in attending special or regular meetings of the Board of Directors or of any committee of which the director is a member.

                  Section 2.10 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto


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in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE III

                      Committees of the Board of Directors

                  Section 3.1 Establishment of Committees. The Board of Directors may establish any number of committees for any purpose, including but not limited to an Executive Committee, Audit Committee and nominating Committee. The Board of Directors shall elect members of such committees only from this own members. The Board of Directors shall determine the number of members of each committee and may increase or decrease that number from time to time; provided that the number of members of each committee shall not be less than the number hereinafter provided in this Article III. The Board of Directors may remove members form any committee and fill vacancies in membership. Each committee shall have such authority as shall be delegated to it by the Board of Directors from time to time and the authority to determine its own rules of procedure, the time and place of its meetings and the kind, time, and contents of notice of meetings to be given to its members. No committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, removing or indemnifying directors or amending the By-laws of the Corporation; and, unless the resolution, By-laws, or Certificate of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  Section 3.2 The Executive Committee. If created by the Board of Directors, the Executive Committee shall consist of at least three members, a majority of whom shall be persons who are not officers or employees of the Corporation. The Executive Committee shall meet on call, when required, to act during the intervals between meetings of the Board of Directors with a quorum of not less than three members. Subject to the limitations set forth in Section 3.1, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business of the Corporation, except for: (a) those powers which are to be exercised only with the approval of other committees, as provided in the By-laws or by the Board of Directors; and
(b) the filling of vacancies in the Board of Directors or in any committee.

                  Section 3.3 The Audit Committee. If created by the Board of Directors, the Audit Committee shall consist of at least two members. The membership of the Audit Committee shall include either one person, if the Audit Committee is two persons, or a majority of persons, if the Audit Committee is more than two persons, who are not officers or relatives of principal executive officers, employees, and consultants compensated on a continuing basis by the Corporation.

                  The Audit Committee shall periodically review with the General Auditor and with the independent accountants the scope of the auditing


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procedures and the policies relating to internal accounting procedures and controls of the Corporation and its subsidiaries and shall make recommendations to management in relation thereto. The Audit Committee shall review the public financial statements of the Corporation with the Comptroller and may call upon the Comptroller for such other reports and discussions as the Audit committee may consider desirable. The Audit Committee shall review each annual report on the consolidated financial statements submitted by the independent accountants and may call upon them for such other reports and discussions as the Audit Committee may consider desirable. The Audit Committee shall report its findings, recommendations and conclusions to the Board of Directors at least once each year.

                  The Audit Committee shall consult with management and recommend to the Board of Directors the independent accountants to be nominated for appointment by the shareholders each year, and upon appointment, the independent accountants shall have direct access to the Committee.

                  Section 3.4 Nominating Committee. If created by the Board of Directors, the Nominating Committee shall consist of at least two members. The Nominating Committee shall review and make recommendations to the Board of Directors with respect to candidates or directors of the Corporation, review appointments of directors to committees of the Board of Directors and review and recommend the scope of activities to be undertaken by the committees of the Board of Directors.

                                   ARTICLE IV

                                    Officers

                  Section 4.1 Election of Officers. The Board of Directors shall elect at the Annual Meeting a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may elect a Chairman of the Board (who shall be a member of the Board of Directors). The Board of Directors may also elect or appoint a Comptroller Assistant Secretaries, Assistant Treasurers, Assistant Comptrollers, and such other officers or agents as the Board of Directors shall determine necessary or desirable.

                  Section 4.2 Term of Officer; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the Annual Meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

                  Section 4.3 The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors.

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                  Section 4.4 The President. The President shall have authority to execute all contracts and agreements authorized by the Board of Directors and shall perform such other duties and have other responsibilities and authorities as shall be prescribed from time to time by the Board of Directors, including but, not limited to the following:

                  (a) have general supervision of the entire business of the Corporation, subject to the control of the Board of Directors;

                  (b) have general supervision over the officers of the Corporation and shall prescribe the duties to be performed by them in addition to those prescribed by these By-laws or by the Board of Directors;

                  (c) see that all orders and resolutions of the Board of Directors are carried into effect;

                  (d) from time to time report to the Board of Directors all matters which the interests of the Corporation may require to be brought to their notice; and

                  (e) have the general powers and duties of supervision and management usually vested in the President of a corporation.

                  Section 4.5 The Vice Presidents. The Vice Presidents shall have authority to execute contracts and agreements authorized by the board of Directors and shall perform such other duties and have other responsibilities and authorities as shall be prescribed from time to time by the Board of Directors. Any Vice President may be designated by the Board of Directors or by the Chairman of the Board and Chief Executive Officer as an Executive Vice President, a Senior Vice President or an Administrative Vice President.

                  Section 4.6 The Secretary. The Secretary shall give notice of all meetings of the stockholders and the Board of Directors and shall record all votes and proceedings of the stockholders and the Board of Directors in a minute book kept for that purpose. The Secretary shall have custody of the seal of the Corporation and shall affix it to any instrument requiring the same. The Secretary shall perform such other duties and have such other responsibilities and authorities as shall be prescribed form time to time by the Board of Directors.

                  Section 4.7 The Assistant Secretaries. The assistant Secretaries shall be vested, under the supervision of the Secretary, with all of the powers of the Secretary and shall, in the absence of the Secretary, perform all duties of the Secretary required to be performed.

                  Section 4.8 The Treasurer.  The Treasurer shall:

                  (a) select, subject to change by the Board of Directors, financially sound depositories in which shall be deposited all monies and other valuable effects of the Corporation;

                  (b) be responsible for the investment and reinvestment of funds of the Corporation in accordance with general investment policies determined from time to time by the Corporation;


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                  (c)  see that the Corporation is adequately insured against liability and that its properties are adequately insured against loss or destruction and administer such programs for insurance and self-insurance as may from time to time be approved by the Corporation;

                  (d) disburse the funds of the Corporation in the regular conduct of the Corporation's business or as may be ordered by the Board of Directors;

                  (e) ensure that the Corporation is adequately funded at all times, arranging at the direction of the Board of Directors, for issuance of debt, equity and other forms of securities which may be necessary or appropriate;

                  (f)  keep full and accurate books of account;

                  (g) furnish to the Corporation a fidelity bond in a sum and containing provisions as the Board of Directors may require, if at all;

                  (h) keep the accounts of stock registered and transferred in a form and manner and under such regulations as the Board of Directors may prescribe; and

                  (i) perform other duties and shall have other responsibilities and authorities as prescribed form time to time by the Board of Directors.

                  Section 4.9 The Assistant Treasurers. The Assistant Treasurers shall be vested, under the supervision of the Treasurer, with all of the powers of the Treasurer and shall, in the absence of the Treasurer, perform all duties of the Treasurer required to be performed. When required by the Board of Directors, each Assistant Treasurer shall furnish to the Corporation a bond in an amount and with such conditions as may be satisfactory to the Board of Directors.

                  Section 4.10 The Comptroller.  The Comptroller shall:

                  (a) keep full and accurate books of account of all assets, liabilities, and business transactions of the Corporation and supervise preparation of the budgets and adherence to them by the departments of the Corporation;

                  (b) establish and maintain such other controls as may be necessary or desirable to assure adequate protection of the assets of the Corporation;

                  (c) have administrative supervision over credit matters in consultation with the various officers and department heads concerned with sales on credit terms; and

                  (d) perform such other duties and have such other responsibilities and authorities as shall be prescribed from time to time by the Board of Directors.

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                  Section 4.11 The Assistant Comptrollers. The Assistant
Comptrollers shall be vested, under the supervision of the Comptroller, with all of the powers of the Comptroller and shall, in the absence of the Comptroller, perform all duties of the Comptroller required to be performed.

                  Section 4.12 Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE V

                                      Stock

                  Section 5.1 Certificates. Every holder of stock of the Corporation shall be entitled to have such shares of stock represented by share certificates, which shall be numbered and entered in the records of the Corporation as they are issued. Such share certificates shall state that the Corporation is organized under the laws of the State of Delaware, the name of the registered owner represented thereby the number and class of shares, and the designation of the series, if any, which the certificate represents and the par value of each share represented, or a statement that the shares are without par value. Every share certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any such officer upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  Section 5.3 Owners of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of the Corporation as the holder and owner in fact for all purposes. The Corporation shall not be bound to recognize any equitable or other claim to or right, title or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                  Section 5.4 Registrar. The Board of Directors or Executive Committee of the Board may appoint a registrar or registrars to record the transfer of the Corporation's shares, and so long as the appointment of such registrar or registrars shall be in effect, no certificate for shares

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issued pursuant to Section 5.1 hereof shall be binding upon the Corporation or have any validity unless countersigned by such registrar or one of such registrars.

                  Section 5.5 Transfer Agents. Transfers of shares shall be made only upon the books of the Corporation by the holder in person or by power of attorney duly executed and filed with the Treasurer, and on surrender of the certificate or certificates for such shares; but the Board of Directors or Executive Committee of the Board may appoint one or more suitable banks or trust companies or agents to effect transfers of shares under such regulations as the Board of Directors may form time to time prescribe.

                  Section 5.6 Dividends. Except as otherwise provided by law, dividends may be declared by the Board of Directors from time to time in cash or property and shall be payable at such times as the Board of Directors may determine.

                                   ARTICLE VI

                                 Indemnification

                  Section 6.1 Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. For purposes of this By-law, the term "other enterprise" shall include, but not be limited to, any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include, but not be limited to, service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifyable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                  Section 6.2 Advance Payments. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  Section 6.3 Non-Exclusivity. The indemnification provided by this Article VI shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such

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office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 6.4 Reliance on Provisions. Each person who shall act as a director, officer, employee or agent of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this
Article VI.

                                   ARTICLE VII

                                  Miscellaneous

                  Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 7.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

                  Section 7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                  Section 7.5 Amendment of By-Laws. These By-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

                  Section 7.6 Contributions. The Corporation shall have the power to make contributions and donations for the public welfare or for religious, charitable, scientific or educational purposes.

                  Section 7.7 Governing Law. Reference to "law" in these By-laws shall mean the laws of the State of Delaware.

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